Lexington Corporate Leaders Trust Fund

                      Computation of Performance Quotations


                   Total Return for One Year

                         P (1 + T)N     =       ERV
                     $1000 (1 + T)1     =       1,084,81946
                              1 + T     =       1.08491946
                                  T     =       .0848194553
                                  T     =       8.5%

                  Total Return for Five Years

                     $1000 (1 + T)5     =       2,064,33444
                           (1 + T)5     =       2.06433444
                              1 + T     =       1.559951492
                                  T     =       .1559951492
                                  T     =       15.6%

                   Total Return for Ten Years

                    $1000 (1 + T)10     =       4,500.63688
                          (1 + T)10     =       4.50063588
                              1 + T     =       1.1623245142
                                  T     =       .1623245142
                                  T     =       16.2%